Exhibit 99.1

International Money Express, Inc. Announces Appointment of Chris Lofgren to Board of Directors

MIAMI, FL, October 8, 2019 - International Money Express, Inc. (NASDAQ: IMXI), a leading money remittance services company focused primarily on the Latin America and Caribbean corridor, today announced the appointment of Chris Lofgren as the newest member of the company’s Board of Directors, effective October 7, 2019.

Chairman and CEO Bob Lisy noted, “Chris brings to our board a wealth of relevant knowledge and experience. His insights as both a technology leader and a public company CEO will help guide Intermex’s continued growth as a market leader in remittances. We are grateful to have him on the team.”

Mr. Lofgren served as Chief Executive Officer and President, and as a director, of Schneider National, Inc. from August 2002 until his retirement in April 2019. He joined Schneider Logistics in 1994 as vice president of engineering and systems. He later served as Chief Information Officer and Chief Operating Officer before being named President and Chief Executive Officer of Schneider in 2002. Before joining Schneider, Mr. Lofgren held positions at Symantec Corporation, Motorola and CAPS Logistics. He currently serves as Vice Chairman of the Board of the U.S. Chamber of Commerce. Previously, Mr. Lofgren served on the Board of Directors of CA Technologies for 13 years. He has also served on the Green Bay, Wisconsin Senior Advisory Board for Junior Achievement, the Boys and Girls Club, and the Green Bay Symphony Orchestra. He holds a bachelor’s degree and a master’s degree in industrial and management engineering from Montana State University and a doctorate in industrial and systems engineering from The Georgia Institute of Technology. In October 2009, Mr. Lofgren was inducted into the National Academy of Engineering.

About International Money Express, Inc.

At International Money Express, Inc. (NASDAQ: IMXI), the customer is at the center of everything we do. We use proprietary technology that enables consumers to send money primarily from the United States to 17 countries in Latin America and the Caribbean, including Mexico and Guatemala, and four countries in Africa. We offer the electronic movement of money to our customers through our network of sending and paying agents and company-operated stores located in all 50 states, the District of Columbia and Puerto Rico, and throughout Latin America and the Caribbean. Our services are also available digitally through intermexonline.com. We were founded in 1994 and are headquartered in Miami, Florida with offices in Puebla, Mexico, and Guatemala City, Guatemala.

Exhibit 99.1
Safe Harbor Compliance Statement for Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement except as required by law. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Actual results may differ materially from historical results or those anticipated or predicted by the Company’s forward-looking statements as a result of various important factors, including, but not limited to, the risks and uncertainties identified in the Company’s periodic filings filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30,2019.

Investor Relations:
Sloan Bohlen, Solebury Trout
tel: 305-671-8056
investors@intermexonline.com

###